                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of Marshall & Ilsley Corporation, and to the incorporation by reference therein of our report dated October 31, 1997, with respect to the consolidated financial statements of Advantage Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

December 19, 1997
Milwaukee, Wisconsin